Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-1/A of our report dated July 5, 2024, with respect to the consolidated financial statements of Meiwu Technology Company Limited as of December 31, 2021 and for the year ended December 31, 2021 which appears in the annual report on Form 20-F of Meiwu Technology Company Limited for the year ended December 31, 2023. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

Audit Alliance LLP

October 24, 2024